As filed with the Securities and Exchange Commission on October 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Ambarella, Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	98-0459628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2975 San Ysidro Way

Santa Clara, CA 95051

(Address of principal executive offices, including zip code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

2004 Amended and Restated Stock Plan

(Full title of the plan)

Feng-Ming Wang

Chief Executive Officer

c/o Ambarella Corporation

2975 San Ysidro Way

Santa Clara, CA 95051

(Name and address of agent for service)

(408) 734-8888

(Telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini

Aaron J. Alter

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, $0.00045 par value per share:
—Reserved for issuance pursuant to the 2012 Equity Incentive Plan	1,267,858(2)	$6.01(5)	$7,619,826.58	$1,039.34
— Reserved for issuance pursuant to the 2012 Employee Stock Purchase Plan	460,445(3)	$5.11(6)	$2,352,873.95	$320.93
— Reserved for issuance pursuant to the 2004 Amended and Restated Stock Plan	4,588,506(4)	$6.30(7)	$28,907,587.80	$3,943.00
TOTAL:	6,316,809		$38,880,288.33	$5,303.27

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the 2012 Equity Incentive Plan (“2012 Plan”), the 2012 Employee Stock Purchase Plan (the “2012 ESPP”), and 2004 Amended and Restated Stock Plan (“2004 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding ordinary shares.
(2)	Ordinary shares reserved for issuance under the 2012 Plan consist of (a) 983,657 ordinary shares reserved for issuance pursuant to future awards under the 2012 Plan plus (b) 120,788 ordinary shares reserved for issuance pursuant to stock option awards outstanding under the 2012 Plan as of the date of this Registration Statement plus (c) 163,413 ordinary shares previously reserved but unissued under the 2004 Plan that are now available for issuance under the 2012 Plan. To the extent outstanding awards under the 2004 Plan are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2004 Plan, the ordinary shares subject to such awards instead will be available for future issuance under the 2012 Plan. See footnote 4 below.
(3)	Represents the Registrant’s ordinary shares reserved for future issuance under the 2012 ESPP.
(4)	Represents ordinary shares reserved for issuance pursuant to equity awards outstanding under the 2004 Plan as of the date of this Registration Statement. Any such ordinary shares that are subject to awards under the 2004 Plan which are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2004 Plan will be available for issuance as ordinary shares under the 2012 Plan. See footnote 2 above.
(5)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $6.01, the average of the high and low prices of the Registrant’s ordinary shares as reported on The NASDAQ Global Market on October 17, 2012.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $6.01, the average of the high and low prices of the Registrant’s ordinary shares as reported on The NASDAQ Global Market on October 17, 2012. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the ordinary shares will be 85% of the lower of the fair market value of the ordinary shares on the first trading day of the offering period or on the last day of the offering period. For purposes of the Enrollment Date of the first Offering Period under the 2012 ESPP, the fair market value is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated October 9, 2012, relating to its initial public offering of ordinary shares.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $6.30 per share.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Ambarella, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus filed with the Commission on October 10, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-174838), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2) The description of the Registrant’s ordinary shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-35667) filed with the Commission on September 26, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provide for indemnification of directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

In addition, the Registrant has entered into separate indemnification agreements with its directors and officers, pursuant to which the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1*	Amended and Restated 2004 Stock Plan, as amended and forms of option agreements thereunder.	S-1/A	333-174838	10.1	September 13, 2012

4.2*	2012 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-174838	10.2	September 13, 2012

4.3*	2012 Employee Stock Purchase Plan.	S-1/A	333-174838	10.3	September 13, 2012

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174838), as declared effective on October 9, 2012.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on the 18th day of October, 2012.

AMBARELLA, INC.

By:	/s/ Feng-Ming Wang
Feng-Ming Wang
Chairman of the Board of Directors,
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Feng-Ming Wang and George Laplante, jointly and severally, as his true and lawful attorneys-in-fact and agents with full power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Ambarella, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Feng-Ming Wang	Director, President and Chief Executive Officer (Principal Executive Officer)	October 18, 2012
Feng-Ming Wang

/s/ George Laplante	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2012
George Laplante

/s/ Leslie D. Kohn	Chief Technology Officer and Director	October 18, 2012
Leslie D. Kohn

/s/ Chenming C. Hu	Director	October 18, 2012
Chenming C. Hu

/s/ Christopher B. Paisley	Director	October 18, 2012
Christopher B. Paisley

/s/ Lip-Bu Tan	Director	October 18, 2012
Lip-Bu Tan

/s/ Andrew W. Verhalen	Director	October 18, 2012
Andrew W. Verhalen

/s/ George Laplante	(Authorized U.S. Representative)	October 18, 2012
George Laplante

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1*	Amended and Restated 2004 Stock Plan, as amended and forms of option agreements thereunder.	S-1/A	333-174838	10.1	September 13, 2012

4.2*	2012 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-174838	10.2	September 13, 2012

4.3*	2012 Employee Stock Purchase Plan.	S-1/A	333-174838	10.3	September 13, 2012

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174838), as declared effective on October 9, 2012.